INDEX OF EXHIBITS TO QUARTERLY REPORT ON
                 FORM 10-Q FOR THE QUARTERLY PERIOD
                        ENDING JUNE 30, 1994
                    OF LONE STAR INDUSTRIES, INC.


Item
 No.


1)        3(i)A     Amended and Restated Certificate of
                    Incorporation.

2)        3(i)B     Certificate of Correction of Amended and Restated
                    Certificate of Incorporation.

3)        3(ii)     By-Laws.

4)        4A        Indenture dated as of March 29, 1994 between Lone
                    Star Industries, Inc. and Chemical Bank, as
                    Trustee, relating to the 10% Senior Notes Due
                    2003 of Lone Star Industries, Inc.

5)        4B        Warrant Agreement dated April 13, 1994 between
                    Lone Star Industries, Inc. and Chemical Bank, as
                    Warrant Agent.

6)        4C        Financing Agreement dated as of April 13, 1994
                    among Lone Star Industries, Inc., its subsidiary,
                    New York Trap Rock Corporation, and The CIT
                    Group/Business Credit, Inc.

7)        10A       Indenture dated as of March 29, 1994 between
                    Rosebud Holdings, Inc. and its Subsidiaries and
                    Chemical Bank, as Trustee, relating to the 10%
                    Asset Proceeds Notes Due 1997 of Rosebud
                    Holdings, Inc.

8)        10B       Guarantee Agreement dated as of March 29, 1994 by
                    Lone Star Industries, Inc. in favor of each and every "Holder" of 10% Asset Proceeds Notes Due
                    1997 of Rosebud Holdings, Inc.

9)        10C       Management Services and Asset Disposition
                    Agreement dated as of April 13, 1994 between Lone
                    Star Industries, Inc. and Rosebud Holdings, Inc.
                    and its subsidiaries.

10)       10D(i)    Employment Agreement dated July 1, 1994 between
                    David W. Wallace and Lone Star Industries, Inc.

11)       10D(ii)   Stock Option Agreement dated as of June 8, 1994
                    between David W. Wallace and Lone Star
                    Industries, Inc.

12)       10E(i)    Employment Agreement dated July 1, 1994 between
                    William M. Troutman and Lone Star Industries,
                    Inc.

13)       10E(ii)   Agreement dated April 15, 1994 between William M.
                    Troutman and Lone Star Industries, Inc.

14)       10E(iii)  Stock Option Agreement dated as of June 8, 1994
                    between William M. Troutman and Lone Star
                    Industries, Inc.

15)       10F(i)    Employment Agreement dated July 1, 1994 between
                    John J. Martin and Lone Star Industries, Inc.

16)       10F(ii)   Stock Option Agreement dated as of June 8, 1994
                    between John J. Martin and Lone Star Industries,
                    Inc.

17)       10G       Form of Indemnification Agreement entered into
                    between Lone Star Industries, Inc. and directors and an executive officer.

18)       10H       Form of "Change of Control" agreement for
                    executive officers of Lone Star Industries, Inc.

19)       10I       Form of 25,000 shares stock option agreement for
                    executive officers of Lone Star Industries, Inc.

20)       10J       Form of 75,000 shares stock option agreement for
                    executive officers of Lone Star Industries, Inc.

21)       10K       Lone Star Industries, Inc. Rosebud Incentive
                    Plan.

          11.       Computation of earnings per common share.